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Exhibit 5.1

[LETTERHEAD OF LATHAM & WATAKINS LLP]

March 7,2003

Realty Income Corporation
220 West Crest Street
Escondido, California 92025

    Re:
    Registration Statement No. 333-102073; $100,000,000
    Aggregate Principal Amount of 5 3/8% Senior Notes due 2013

Ladies and Gentlemen:

        We have acted as special counsel to you in connection with the issuance of $100,000,000 aggregate principal amount of 5 3/8% Senior Notes due 2013 (the "Securities"), pursuant to (i) a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "1933 Act"), filed with the Securities and Exchange Commission (the "Commission") on June 16, 1999 as amended by Amendment No. 1 filed with the Commission on July 13, 1999 (File No. 333-80821) (the "Prior Registration Statement"); (ii) a registration statement on Form S-3 under the 1933 Act filed with the Commission on December 20, 2002 (File No. 333-102073), as amended by Amendment No. 1 filed with the Commission on December 31, 2002, which registration statement constitutes Post-Effective Amendment No. 1 to the Prior Registration Statement (the "Registration Statement") (the Prior Registration Statement and the Registration Statement are herein called, collectively, the "Registration Statements" and , individually, a "Registration Statement"); and (iii) a prospectus supplement dated March 5, 2003 and a related prospectus dated January 2, 2003 (collectively the "Prospectus"). Except as otherwise expressly indicated, the terms Registration Statement and Prospectus shall include all documents incorporated by reference therein.

        As such counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

        We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the States of New York and California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various issues concerning Maryland law are addressed in the opinion of Ballard Spahr Andrews & Ingersoll, LLP, which has been separately provided to you, and we express no opinion with respect to those matters.

        Whenever a statement herein is qualified by "to the best of our knowledge" or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered legal services in connection with the above transaction do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference that we have any knowledge of any matters pertaining to such statement should be drawn from our representation of the Company.

        Capitalized terms used herein without definition have the meanings assigned to them in the Purchase Agreement.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

        1.    Assuming the due authorization, execution and delivery of the Indenture by the Company under the laws of the State of Maryland and the due authorization, execution and delivery of the Indenture by the Trustee, the Indenture constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

        2.    Assuming the due authorization and execution of the Securities by the Company under the laws of the State of Maryland, the Securities, when authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor specified in the Purchase Agreement, the Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

        The opinions rendered in the foregoing paragraphs relating to the enforceability of the Indenture and the Securities, respectively, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where the indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses contained in the Indenture; and (v) we express no opinion with respect to whether acceleration of any obligation may affect the collectibility of that portion of the stated principal amount of the obligation which might be determined to constitute unearned interest thereon.

        We have not been requested to express and, with your knowledge and consent, do not render any opinion as to the applicability to the obligations of the Company under the Indenture and the Securities of Section 548 of the United States Bankruptcy Code or applicable state law relating to fraudulent transfers and obligations.

        With your permission, we have assumed for purposes of this opinion that (i) the Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Maryland, and has the corporate power and authority to enter into and consummate the transactions contemplated by the Purchase Agreement and Indenture; (ii) the Securities have been duly authorized for issuance by all necessary corporate action by the Company and the execution, delivery and performance of the Purchase Agreement and Indenture have been duly authorized by all necessary corporate action by the Company; (iii) the Purchase Agreement and Indenture have been duly executed and delivered by the Company; (iv) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (v) the Trustee is duly qualified to engage in the activities contemplated by the Indenture; (vi) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (vii) the Trustee is in compliance, generally and with respect to acting as trustee under the Indenture, with all applicable laws and regulations; and (viii) the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

        We consent to your filing this opinion as an exhibit to a current report on Form 8-K and to the reference to our firm in the prospectus supplement dated March 5, 2003 contained under the heading "Legal Matters."

                      Very truly yours,

                      LATHAM & WATKINS LLP

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  Exhibit 5.1